Exhibit 10.68

PRICELINE.COM INCORPORATED

1999 OMNIBUS PLAN

AWARD AGREEMENT

This Stock Option Agreement (this “Agreement”) is executed and delivered as of the Option Grant Date by and between priceline.com Incorporated (the “Company”) and the Optionee. The Optionee and the Company hereby agree as follows:

1.               The Company, pursuant to the priceline.com Incorporated 1999 Omnibus Plan (“Plan”), which is incorporated herein by reference, and subject to the terms and conditions thereof, hereby grants to the Optionee an option to purchase the Optioned Shares at the Exercise Price Per Share indicated on the Certificate of Stock Option Grant on the Transcentive website. Unless otherwise determined under the Plan, the Option shall become exercisable in accordance with the schedule set forth in the Certificate.

2.               The Option granted hereby shall be treated as a Non-Qualified stock option under the Internal Revenue Code.

3.               The Option granted hereby shall terminate, subject to the provisions of the Plan, no later than at the close of business on the Termination Date.

4.               The Optionee shall comply with and be bound by all the terms and conditions contained in the Plan.

5.               The obligation of the Company to sell and deliver any stock under these Options is specifically subject to all provisions of the Plan and all applicable laws, rules, regulations and governmental and stockholder approvals.

6                  Any notice by the Optionee to the Company hereunder shall be in writing and shall be deemed duly given only upon receipt thereof by the Company at its principal offices.  Any notice by the Company to the Optionee shall by in writing and shall be deemed duly given if mailed to the Optionee at the address last specified to the Company by the Optionee.

7                  Commencing on the date of Optionee’s cessation of employment with the Company or any subsidiary or affiliate and continuing for twelve (12) months thereafter, Optionee (a) shall not (whether for Optionee’s own account or on behalf of any person, corporation, partnership, or other business entity, and whether directly or indirectly) solicit or endeavor to entice away from the Company or any subsidiary or affiliate, any empolyee or group of employees thereof and (b) shall not take any action or make any statements, written or oral, which disparage or defame the goodwill or reputation of the Company, its directors, officers or employees.

8                  The validity and construction of this Agreement shall be goverened by the laws of the State of Delaware, without reference to its principles of conflicts of law.

THIS AGREEMENT is made under and subject to the provisions of the Plan, as the same may be amended from time to time and all of the provisions of the Plan are, and all amendments hereafter made thereto will be upon their adoption by the Company, also provisions of this Agreement.  If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, as amended from time to time, the provisions of the Plan, as amended, shall govern. By electronically signing this Agreement on the Transcentive website, the Optionee accepts and agrees to all of the foregoing terms and provisions and to all of the terms and provisions of the Plan, as amended from time to time, incorporated herein by reference and confirms that he or she has received a copy of the Plan as in effect on the date hereof.  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized representative and the Optionee has hereunto set his hand as of the date set forth above.

PRICELINE.COM INCORPORATED

Jeffery Boyd
Chief Executive Officer.